Exhibit No. 11


               FIRST CITIZENS FINANCIAL CORPORATION AND SUBSIDIARY
                   UNAUDITED COMPUTATION OF PRIMARY AND FULLY
                         DILUTED EARNINGS PER SHARE (a)
                      (In thousands, except per share data)



                                                          Three Months Ended
                                                                March 31,
                                                       -------------------------
                                                           1997          1996
                                                           ----          ----
PRIMARY:
Net income .......................................     $    1,415     $    1,078
                                                       ==========     ==========

Shares:
Weighted average number of common shares
  outstanding ....................................      2,941,707      2,902,417
Dilutive effect of exercise of stock options .....        299,592        276,095
                                                       ----------     ----------
Weighted average number of common shares
  outstanding, as adjusted .......................      3,241,299      3,178,512
                                                       ==========     ==========

Earnings per share ...............................     $      .44     $      .34
                                                       ==========     ==========


ASSUMING FULL DILUTION:

Shares:
Weighted average number of common shares,
  as adjusted for primary computation ............      3,241,299      3,178,512
Additional dilutive effect of exercise of
  stock options ..................................         89,168          1,671
                                                       ----------     ----------
Weighted average number of common shares
  outstanding, as  adjusted ......................      3,330,467      3,180,183
                                                       ==========     ==========

Earnings per share ...............................     $      .42     $      .34
                                                       ==========     ==========

--------------
(a) Restated for the effects of a 10% stock dividend declared on April 19, 1996, which was distributed on June 3, 1996 to stockholders of record as of May 3, 1996.




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